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                                                                    EXHIBIT 4.5

Number of Trust Convertible
Preferred Securities:
TPSI-

                                                         CUSIP NO. 283678 20 9


                      TRUST PREFERRED SECURITY CERTIFICATE

         This Trust Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of . This Trust Preferred Security is exchangeable for Trust Preferred Securities registered in the name of a person other than or its nominee only in the limited circumstances described in the Declaration and no transfer of this Trust Preferred Security (other than a transfer of this Trust Preferred Security as a whole by ____________ to a nominee of ____________) may be registered except in limited circumstances.

         Unless this Trust Preferred Security is presented by an authorized representative of ____________, to El Paso Energy Capital Trust I or its agent for registration of transfer, exchange, conversion or payment, and any Trust Preferred Security issued is registered in the name of or such other name as requested by an authorized representative of ____________ and any payment hereon is made to or such other entity as is requested by an authorized representative of , ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof,_____________ , has an interest herein.



                CERTIFICATE EVIDENCING TRUST PREFERRED SECURITIES
                                       OF
                         EL PASO ENERGY CAPITAL I TRUST
                  4 3/4% TRUST CONVERTIBLE PREFERRED SECURITIES
        (LIQUIDATION AMOUNT $50 PER TRUST CONVERTIBLE PREFERRED SECURITY)

         EL PASO ENERGY CAPITAL TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that _______________ (the "Holder") is the registered owner of ______________, or such lesser or greater amount as shall be noted on the Schedule attached hereto, preferred securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the 4 3/4% Trust Convertible Preferred Securities (Liquidation Amount $50 per Trust Convertible Preferred Security) (the "Trust Preferred Securities"). The Trust Preferred Securities are freely transferable on the books and records of the


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Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust dated as of March 16, 1998, as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meanings given them in the Declaration. The Holder is entitled to the benefits of the Trust Preferred Securities Guarantee to the extent provided therein. Each Holder of a Trust Preferred Security, by acceptance of this Certificate and each certificate owner, by acquisition of a beneficial interest in a Certificate, agrees to treat the Subordinated Debentures as indebtedness for United States federal income tax purposes. The Sponsor will provide a copy of the Declaration, the Trust Preferred Securities Guarantee and the Subordinated Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of ___________, ____.

                                       EL PASO ENERGY CAPITAL TRUST I


                                       ------------------------------------
                                                    H. Brent Austin
                                                    As Administrative Trustee



                       (See reverse for additional terms)



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Trust Preferred Securities described in the within-mentioned Declaration.

                                       THE CHASE MANHATTAN BANK, AS TRUSTEE


                                       By:
                                           ------------------------------------
                                           Authorized Officer



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         Holders of Trust Preferred Securities shall be entitled to receive cumulative cash distributions at a rate per annum of 4 3/4% of the stated Liquidation Amount of $50 per Trust Preferred Security. Distributions on the Trust Preferred Securities shall, from the Closing Date, accumulate and be cumulative and shall be payable quarterly only to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Distributions not paid on the scheduled quarterly payment date will accumulate and compound quarterly (to the extent permitted by applicable law) at the rate of 4 3/4% per annum. The term "Distributions" as used herein shall mean ordinary cumulative distributions in respect of each Fiscal Period together with any such Compounded Distributions. Amounts available to the Trust for distribution to the holders of the Trust Preferred Securities will be limited to payments received by the Trust from the Company on the Subordinated Debentures or on the Trust Preferred Securities Guarantee. If and to the extent that the Company makes a payment on the Subordinated Debentures held by the Property Trustee or under the Trust Preferred Securities Guarantee (the amount of any such payment being a "Payment Amount"), the Trust shall and the Property Trustee is directed, to the extent funds are available for that purpose, to make a Pro Rata Distribution of the Payment Amount to Holders.

         The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period on the basis of the actual number of days elapsed in a 90-day quarter.

         Except as otherwise described herein, Distributions on the Trust Preferred Securities will be cumulative, will accumulate from the Closing Date and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 1998, if, as and when available for payment by the Property Trustee. The Company has the right under the Subordinated Indenture to defer payments of interest by extending the interest payment period from time to time on the Subordinated Debentures for a period not exceeding 20 consecutive quarters (each an "Extension Period"); provided, that no Extension Period shall last beyond the date of the maturity or any redemption date of the Subordinated Debentures and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the rate specified above compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity or any redemption date of the Subordinated Debentures.

         Distributions will be payable to the Holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the relevant record dates, which will be the 15th day of the month of the relevant payment dates (that is, each March 15, June 15, September 15 and December 15). In the event that any date on which Distributions are payable is not a Business Day, payment of such Distribution shall be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business


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Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on such date. Payments of accumulated Distributions will be payable to Holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Preferred Securities which corresponds to the payment date fixed by the Company with respect to the payment of amounts due on the Subordinated Debentures.

         The Trust Preferred Securities shall be redeemable and convertible as provided in the Declaration.







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                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security certificate to:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
        (Insert assignee's social security or tax identification number)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________ agent to transfer this Trust Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:_____________________

Signature:____________________________________
(Sign exactly as your name appears on the other side of this Trust Preferred Security Certificate)



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                              NOTICE OF CONVERSION

         To:      The Chase Manhattan Bank
                  Conversion Agent for El Paso Energy Capital Trust I


         The undersigned owner of this Trust Preferred Security or Trust Preferred Securities hereby irrevocably exercises the option to convert this Trust Preferred Security or Trust Preferred Securities, or the portion designated below, into Common Stock of El Paso Natural Gas Company, or its successor, (the "Common Stock") in accordance with the terms of the Amended and Restated Declaration of Trust (the "Declaration"), dated as of March 16, 1998, among H. Brent Austin, Jeffrey I. Beason and C. Dana Rice, as Administrative Trustees, Chase Manhattan Bank Delaware, as Delaware Trustee, The Chase Manhattan Bank, as Property Trustee, El Paso Natural Gas Company, as Sponsor, and the Holders, from time to time, of individual beneficial interests in the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert the Trust Preferred Security or Trust Preferred Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Trust Preferred Security or Trust Preferred Securities for a portion of the Subordinated Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the Declaration) and (ii) immediately convert such Subordinated Debentures on behalf of the undersigned, into Common Stock (at the conversion rate specified in the Declaration).

                  The undersigned also hereby directs the Conversion Agent that the shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


         Date:__________________
                  in whole _____
                  in part ______     Number of Trust Preferred Securities to be
                                     converted ($50 Liquidation Amount or
                                     integral multiples thereof):______________



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                            If a name or names other than the undersigned,
                            please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.



                            ___________________________________________________
                            ___________________________________________________
                            ___________________________________________________
                            ___________________________________________________
                            ___________________________________________________
                            ___________________________________________________
                            ___________________________________________________
                            ___________________________________________________

                            Signature (for conversion only) Please Print or Typewrite Name and Address, Including Zip
                            Code, and Social Security or Other Identifying
                            Number


                            ___________________________________________________
                            ___________________________________________________
                            ___________________________________________________
                            ___________________________________________________
                            (Name, Address (including zip code) and Social
                             Security or Tax ID No.)

Signature Guarantee: *

* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Conversion Agent.


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                                    SCHEDULE

         The notations on the following table evidence decreases in the number of Trust Preferred Securities evidenced by this Global certificate resulting from exchanges made in connection with conversions or increases resulting from the exercise of the Over-Allotment Option.

----------------------------|----------------------------|---------------------
Decrease or Increase in     |   Number of Trust          |  Notation made by
Number of Trust Preferred   |   Preferred Securities     |  Registrar
Securities                  |   after such Decrease or   |
                            |   Increase                 |
----------------------------|----------------------------|---------------------
                            |                            |
----------------------------|----------------------------|---------------------
                            |                            |
----------------------------|----------------------------|---------------------
                            |                            |
----------------------------|----------------------------|---------------------






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